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                                                                   Exhibit 10.49

                            NONTRANSFERABLE INCENTIVE
                             STOCK OPTION AGREEMENT

     THIS AGREEMENT (the "Agreement"), is dated as of <<ContractDate>>,
<<ContractYear>> by and between OSTEOTECH, INC., a Delaware corporation (the
"Company"), and <<Name>> (the "Optionee"), pursuant to the Company's 2000 Stock Plan (the "Plan").

     For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Optionee hereby agree as follows:

     1.   Grant of Option.

     The Company hereby grants to Optionee, effective as of the date set forth above (the "Grant Date"), the right and option (hereinafter called the "Option") to purchase up to an aggregate of <<Shares>> shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company at a price of $<<Price>> per share on the terms and conditions set forth in this Agreement and in the Plan. This Option is intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Option shall terminate at the close of business ten (10) years from the Grant Date, or such shorter period as is prescribed herein. Optionee shall not have any of the rights of a stockholder with respect to the shares subject to the Option until such shares shall be issued to Optionee upon the proper exercise of the Option.

     2.   Duration and Exercisability.

          (a) Subject to the terms and conditions set forth herein, this Option shall become exercisable by the Optionee for the following installments of shares of Common Stock in accordance with the following schedule. The Optionee must be employed by the Company on the relevant anniversary date set forth below in order for the corresponding installment to become exercisable. As the Option becomes exercisable for such installment, those installments shall accumulate and the Option shall remain exercisable for the accumulated installments until the Option expires pursuant to Section 1 or terminates pursuant to Section 3 or
Section 4.

                SHARES FOR WHICH OPTION IS EXERCISABLE
                --------------------------------------
    DATE                 PERCENTAGE     NUMBER
-------------           ------------   -------
<<Vestdate1>>           <<Percent1>>   <<No1>>
<<Vestdate2>>           <<Percent2>>   <<No2>>
<<Vestdate3>>           <<Percent3>>   <<No3>>
<<Vestdate4>>           <<Percent4>>   <<No4>>

          (b) During the lifetime of Optionee, the Option shall be exercisable only by Optionee and shall not be assignable or transferable by Optionee, other than as provided for in accordance with the provisions of Section 4(c) of this Agreement.

          (c) Optionee understands that to the extent that the aggregate fair market value (determined at the time the Option was granted) of the shares of Common Stock with

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respect to which all incentive stock options within the meaning of Section 422 of the Code are exercisable for the first time by Optionee during any calendar year exceed $100,000, in accordance with Section 422(d) of the Code such options shall be treated as options that do not qualify as incentive stock options.

     3.   Adjustment of Shares.

          (a) The exercise price and the number of shares purchasable upon exercise of the Option shall be adjusted proportionately in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the Option upon the occurrence of a stock split or reverse stock split of the Common Stock or a dividend payable to all holders of the Common Stock in shares of Common Stock. The provisions of this Section 3(a) reflect the determination of the Board of Directors of the Company (the "Board") as authorized in Section 4(c) of the Plan.

          (b) In the event of a dissolution or liquidation of the Company the Option shall terminate, provided, if a period of one (1) year from the date of the grant of the Option shall have elapsed, that the Optionee shall have the right immediately prior to such dissolution or liquidation to exercise such portion of the Option in whole or in part, as determined in the sole discretion of the Board, whether or not the Optionee's right to exercise the Option has otherwise vested pursuant to the terms of Section 2 of this Agreement. The Board shall also have the right to waive such one (1) year period.

          (c) In the event that the Company is a party to a merger or consolidation, the Option shall be subject to the agreement of merger or consolidation. Such agreement, without the Optionee's consent, may provide for:

               (i) The continuation of the Option by the Company (if the Company is the surviving corporation);

               (ii) The assumption of the Plan and the Option by the surviving corporation or its parent;

               (iii) The substitution by the surviving corporation or its parent of options with substantially the same terms for the Option; or

               (iv) The cancellation of the Option provided that the Optionee shall have the right immediately prior to such merger or consolidation to exercise the Option in whole or in part, whether or not the Optionee's right to exercise the Option has otherwise accrued pursuant to Section 2 of this Agreement.

     4.   Effect of Termination of Employment.

          (a) In the event that Optionee shall cease to be employed by the Company or its subsidiaries, if any, for any reason other than termination for cause (as defined in Section 4(b) hereof) or Optionee's death or disability (as such term is defined in Section 4(c) hereof), Optionee shall have the right to exercise the Option at any time within three (3) months after such termination of employment to the extent of the full number of shares Optionee was entitled


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to purchase under the Option on the date of termination; provided, however, that this Option shall not be exercisable after the expiration of the term of the Option if earlier.

          (b) In the event that Optionee shall cease to be employed by the Company or its subsidiaries, if any, upon termination for cause, the Option shall be terminated as of the date of the act giving rise to such termination. Termination for cause shall mean termination of the Optionee's employment with the Company for the following acts: dishonesty, fraud, conviction or confession of a felony or of a crime involving moral turpitude, destruction or theft of the Company's property, physical attack on a fellow employee, willful malfeasance or gross negligence, refusal or failure to perform job duties (other than failure resulting from disability), misconduct materially injurious to the Company, participation in fraud against the Company, entering into competition against the Company, and/or a material breach or threatened material breach of any agreements with the Company.

          (c) If Optionee shall die while this Option is still exercisable according to its terms, or if Optionee's employment with the Company is terminated because Optionee has become disabled (within the meaning of Code
Section 22(e)(3)) while in the employ of the Company or a subsidiary, if any, and Optionee shall not have fully exercised the Option, such Option may be exercised at any time within twelve (12) months after Optionee's death or date of termination of employment for disability by Optionee, personal representatives or administrators, or guardians of Optionee, as applicable, or by any person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, to the extent of the full number of shares Optionee was entitled to purchase under the Option on the date of Optionee's death, the date of termination of Optionee's employment with the Company, if earlier, or the date of termination of Optionee's employment with the Company for such disability, and subject in all cases to the condition that no Option shall be exercisable after the expiration of the term of the Option.

     5.   Manner of Exercise.

          (a) The Option may be exercised only by Optionee or other proper party, as provided herein, by delivering within the period during which the Option is exercisable hereunder written notice to the Company at its principal office. The notice shall state the number of shares as to which the Option is being exercised and be accompanied by payment in full of the Option price for all shares designated in the notice.

          (b) Optionee may pay the Option price in cash, by check (bank check, certified check or personal check), by money order, or with the approval of the Compensation Committee of the Board (the "Compensation Committee") (i) by delivering to the Company for cancellation shares of Common Stock of the Company with a fair market value as of the date of exercise equal to the exercise price of the Option or the portion thereof being paid by tendering such shares or (ii) by delivering to the Company a combination of cash and Common Stock of the Company with an aggregate fair market value equal to the exercise price of the Option. For these purposes, the fair market value of the Company's shares of Common Stock of the Company as of any date shall be as reasonably determined by the Compensation Committee pursuant to the Plan.


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     6.   Notices.

     All notices or other communications which are required or permitted hereunder shall be deemed to be sufficient if contained in a written instrument given by personal delivery, air courier or registered or certified mail, postage prepaid, return receipt requested, addressed to such party at the address set forth below or such other address as may thereafter be designated in a written notice from such party to the other party:

     if to the Company, to:

          Attention: Chief Financial Officer
          Osteotech, Inc.
          51 James Way
          Eatontown, New Jersey 07724

     if to the Optionee, to:

          <<Name>>
          <<Address1>>
          <<Address2>>

     All such notices, advances and communications shall be deemed to have been delivered and received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of air courier, on the business day after the date when sent and (c) in the case of mailing, on the third business day following such mailing.

     7.   Miscellaneous.

          (a) This Option is issued pursuant to the Company's 2000 Stock Plan and is subject to its terms. The terms of the Plan are available for inspection during business hours at the principal offices of the Company.

          (b) This Agreement shall not confer on Optionee any right with respect to continuance of employment by the Company or any of its subsidiaries, nor will it interfere in any way with the right of the Company to terminate such employment at any time. Optionee shall have none of the rights of a stockholder with respect to shares subject to this Option until such shares shall have been issued to Optionee upon exercise of this Option.

          (c) The exercise of all or any parts of this Option shall only be effective at such time as the sale of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws.

          (d) The Company shall at all times during the term of the Option reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.

          (e) No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.


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          (f) The Optionee shall take whatever additional actions and execute whatever additional documents the Company may in its judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Optionee pursuant to the express provisions of this Agreement.

          (g) This Agreement shall be governed by and construed in accordance with, the laws of the State of Delaware.

          (h) This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          (i) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and thereof, merging any and all prior agreements.

          (j) If Optionee shall dispose of any of the shares of Common Stock of the Company acquired by Optionee pursuant to the exercise of the Option within two (2) years from the date the Option was granted or within one (1) year after the transfer of any such shares to Optionee upon exercise of the Option, in order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it under the circumstances, Optionee shall promptly notify the Company of the dates of acquisition and disposition of such shares, the number of shares so disposed of and the consideration, if any, received for such shares. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure (i) notice to the Company of any disposition of the Common Stock of the Company within the time periods described above and (ii) that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from Optionee.

          (k) In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it upon the exercise of the Option when the Option does not qualify as an incentive stock option within the meaning of Section 422 of the Code and in order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from Optionee. With the Company's concurrence, Optionee may elect to satisfy his or her federal and state income tax withholding obligations upon exercise of this Option by (i) having the Company withhold a portion of the shares of Common Stock otherwise to be delivered upon exercise of such Option having a fair market value equal to the amount of federal and state income tax required to be withheld upon such exercise, in accordance with such rules as the Company may from time to time establish, or (ii) delivering to the Company shares of its Common Stock other than the shares issuable upon exercise of such Option with a fair market value equal to such taxes, in accordance with such rules.


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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date set forth above.

OSTEOTECH, INC.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


By:
    ---------------------------------
<<Name>>
         ----------------------------


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